SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event report February 18, 2003

First Union National Bank (as Representative under a Pooling and
Servicing Agreement dated as of February 28, 2001 providing for the issuance of HomEq Residential Trust 2001-I) and each of the Originators listed on Schedule A attached hereto.
(Exact name of registrant as specified in its charter)

*	033-58128-35	*

State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

c/o Wachovia Bank, 401 South Tryon Street – NC1179 Charlotte, NC 28288
(Address of principal executive officer)

Registrant’s Telephone Number, including area code: (704) 383-9568

(Former name or former address, if changed since last report)

•	See Schedule A

Item 5	Other Events

The Servicer has and continues to adjust its servicing policies to meet the requirements of regulatory agencies, as provided for in the Pooling and Servicing Agreement. The Issuer will disclose such policies that materially and adversely effect the Certificateholders.

Attached herein as Exhibit 20.1 hereto is a copy of the Monthly Statement sent to Class A Certificate holders with respect to the February 18, 2003 Remittance Date.

Item 7	Financial Statements and Exhibits

Item 601 (a) of Regulation
S-K Exhibit Number

20.1	Monthly statement to Class A Certificate holders with respect to the February 18, 2003 Remittance Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: \s\ Robert Ashbaugh Name: Robert Ashbaugh Title: Vice President	Dated: February 28, 2003

Exhibit Index

20.1      Monthly statement sent to Class A Certificate holders with respect to the February 18, 2003

Remittance Date.

Schedule A

	State of	IRS Employer
Registrant	Incorporation	ID Number

HomEq Servicing Corp.
The Money Store/D.C. Inc.	D.C	22-2133027
The Money Store Home Equity Corp.	Kentucky	22-2522232
The Money Store/Minnesota Inc.	Minnesota	22-3003495